UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2008

Aspen Diversified Fund LLC
(Exact name of registrant as specified in its charter)

Delaware	000-52544	32-0145465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1230 Peachtree Street, N.E.
Suite 1750
Atlanta, Georgia 30309
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (404) 879-5126

Item8.01	Other Events

Management is unable to timely file the Registrant’s 2007 Form 10-K due to their continuing efforts to document controls as required by Section 404A of the Sarbanes Oxley Act.  Management is working to document the controls and procedures which it currently utilizes so as to appropriately evidence compliance with Section 404A and to ensure accuracy in reporting to the Securities and Exchange Commission.  Management expects to complete this process in time to be able to file the 2007 Form 10-K by April 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2008

ASPEN DIVERSIFIED FUND LLC
(Registrant)

By:	/s/ Adam Langley
Adam Langley
Chief Compliance Officer
Aspen Partners, Ltd, Managing Member of the Aspen Diversified Fund LLC